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                                                                      Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 21, 2002

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 21, 2002 of National Service Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP




cc:      Mr. Chester J. Popkowski, Chief Financial Officer,
         National Service Industries, Inc.